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                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the use in this Registration Statement on Form S-3 of CONMED Corporation of our report dated February 5, 2002 relating to the financial statement of CONMED Corporation, which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated February 5, 2002 relating to the financial statement schedule, which appears in CONMED Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Syracuse, New York
May 20, 2002